UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

FiEE, Inc. (the “Company”) entered into an unsecured promissory note (the “Convertible Note”) effective February 18, 2025, with David Lazar, a former executive officer and director of the Company. Under the terms of the Convertible Note, the Company agreed to pay Mr. Lazar a principal amount of $300,000, bearing interest at an annual rate of approximately 4.34%, with the full principal and interest balance due on or before December 31, 2025. Pursuant to the terms of the Convertible Note, the Convertible Note automatically converted into 1,235,814 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon the approval of such conversion by the Company’s stockholders at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on October 27, 2025.

On July 2, 2025, the Company issued a warrant to purchase 404,002 shares of Common Stock with an exercise price of $0.01 per share, subject to adjustment (the “July 2025 Warrant”) to Mr. Lazar in connection with a Services Agreement entered into on May 9, 2025 between the Company and David Lazar. Pursuant to the terms of the July 2025 Warrant, the July 2025 Warrant became exercisable upon the approval of the issuance of shares of Common Stock underlying the July 2025 Warrant by the Company’s stockholders at the 2025 Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on October 27, 2025. As of the close of business on September 11, 2025, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, there were 6,295,961 outstanding shares of Common Stock and 2,305,357 outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Convertible Preferred Stock”). The holders of shares of Common Stock and shares of Series A Convertible Preferred Stock, voting together as a single class (with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 22, 2025 (the “Proxy Statement”)), voted on the five proposals at the Annual Meeting. The final voting results for each proposal are set forth below:

Proposal 1

The Company’s stockholders voted in favor of the election of the following director nominees as directors until the next annual meeting of stockholders or until his or her successor is duly elected or appointed and qualified.

	For	Withheld	Broker Non-Vote
Cao Yu	4,091,795	2,284	606,151
Hu Bin	4,091,770	2,309	606,151
David Natan	4,092,601	1,478	606,151
Chan Oi Fat	4,091,770	2,309	606,151

Proposal 2

The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Vote
4,699,219	711	300	-

Proposal 3

The Company’s stockholders voted to approve the issuance of shares of Common Stock issuable upon (i) the conversion of the Seller Convertible Note (as defined in the Proxy Statement) and (ii) exercise of the Seller Warrant (as defined in the Proxy Statement).

For	Against	Abstain	Broker Non-Vote
4,057,505	35,943	631	606,151

Proposal 4

The Company’s stockholders voted to approve the FiEE, Inc. 2025 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
4,079,906	13,021	1,152	606,151

Proposal 5

The Company’s stockholders approved, on an advisory basis, the 2024 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
4,077,228	13,067	3,784	606,151

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: October 30, 2025	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer

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